                                                                  Exhibit (d)(8)


                            PH CASINO RESORTS, INC.
                        PINNACLE ACQUISITION CORPORATION
                         Highway 50 & Stateline Avenue
                            Lake Tahoe, Nevada 89449



                              January 22, 2001

BY FACSIMILE:  (818) 662-5901
-----------------------------

Pinnacle Entertainment, Inc.
330 North Brand Boulevard
Suite 1100
Glendale, California 91203
Attention:  Loren Ostrow, Esq.

               Re:  Termination of Merger Agreement
                    -------------------------------

Dear Mr. Ostrow:

          Reference is made to (i) the Agreement and Plan of Merger, dated as of April 17, 2000 (the "Original Merger Agreement"), among PH Casino Resorts, Inc., a Delaware corporation ("PHCR"), Pinnacle Entertainment, Inc., a Delaware corporation ("Pinnacle"), and Pinnacle Acquisition Corporation, a Delaware corporation ("Pinnacle Acq Corp"), as amended by the letter agreement dated August 22, 2000 (the "First Amendment") among PHCR, Pinnacle and Pinnacle Acq Corp, and the Second Amendment to Agreement and Plan of Merger dated September 15, 2000 (the "Second Amendment" and, the Original Merger Agreement, as amended by the First Amendment and the Second Amendment, the "Merger Agreement"), and
(ii) the notice, dated January 12, 2001, from Pinnacle Acq Corp to Pinnacle electing an Outside Termination Date of January 31, 2001. Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Merger Agreement.

     Pinnacle Acq Corp hereby advises Pinnacle that Pinnacle Acq Corp does not intend to extend the Outside Termination Date beyond January 31, 2001. Each of Pinnacle, PHCR and Pinnacle Acq Corp acknowledges and agrees that the conditions to Closing set forth in the Merger Agreement cannot be satisfied, and therefore that the Effective Time will not occur, on or prior to January 31, 2001. Accordingly, upon Pinnacle indicating its acknowledgement and agreement below, the Merger Agreement shall be deemed to be terminated by the mutual written consent of each of the parties to the Merger Agreement, effective as of the date of this letter.
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Pinnacle Entertainment, Inc.
Page 2
January 22, 2001


          Each of Pinnacle and PHCR also acknowledges and agrees that pursuant to Section 7.01 of the Voting and Contribution Agreement, dated as of April 17, 2000 (the "Voting Agreement"), by and among PHCR and the stockholders of Pinnacle signatory thereto (the "Stockholders"), the Voting Agreement shall terminate, without any further action on the part of PHCR or any of the Stockholders, at the time of termination of the Merger Agreement. Each of Pinnacle and PHCR further acknowledges and agrees that pursuant to Paragraph 1 of the Memorandum of Understanding dated April 17, 2000 (the "MOU") among PHCR and the individuals listed on the signature pages thereto, the MOU shall terminate and cease to be of effect upon the termination of the Merger Agreement.

                              Very truly yours,

                              PH CASINO RESORTS, INC.


                              By: /s/ Thomas J. Barrack, Jr.
                                  --------------------------
                                  Name:  Thomas J. Barrack, Jr.
                                  Title: President, Secretary and
                                         Treasurer


                              PINNACLE ACQUISITION
                              CORPORATION


                              By: /s/ Thomas J. Barrack, Jr.
                                  --------------------------
                                  Name:  Thomas J. Barrack, Jr.
                                  Title: President, Secretary and
                                         Treasurer


                                       2
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                             PINNACLE ENTERTAINMENT

                                January 22, 2001

PH Casino Resorts, Inc.
Pinnacle Acquisition Corporation
Highway 50 and Stateline Avenue
Lake Tahoe, NV 89449

Gentlemen:

     Reference is made to your letter dated January 22, 2001. This will confirm our agreement and acknowledgement that the Merger Agreement (as defined in your January 22, 2001 letter) is terminated by mutual written consent of each of the parties as provided in Section 9.1(a) of the Merger Agreement.


                                    PINNACLE ENTERTAINMENT, INC

                                    By: /s/ Loren Ostrow
                                        ----------------
                                        Loren Ostrow
                                        Vice President & General Counsel